           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 21, 2006 with respect to the financial statements of John Hancock Life Insurance Company which are contained in the Statement of Additional Information in Post-Effective Amendment No. 17 in the Registration Statement (Form N-6 No. 33-76662) and related Prospectus of John Hancock Variable Life Insurance Company Separate Account UV.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2006

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                       CONSENT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated
March 24, 2006 with respect to the financial statements of John Hancock Variable Life Insurance Company Separate Account UV, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 17 in the Registration Statement [Form N-6 No. 33-76662] and related Prospectus of John Hancock Variable Life Insurance Company Separate Account UV.

                                          /s/ Ernst & Young LLP
                                          Chartered Accountants

Toronto, Canada,
April 25, 2006.